EXHIBIT 99.1


                            SECUTITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549

                                        FORM 11-K
                                      ANNUAL REPORT
                             Pursuant to Section 15(d) of the
                              Securities Exchange Act of 1934


(Mark One):

     [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

           For the fiscal year ended December 31, 2001

                                   OR

     [_] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

           For the transition period from ________ to _____________.


Commission file number 1-8729

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                              UNISYS SAVINGS PLAN

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                               UNISYS CORPORATION
                                   Unisys Way
                          Blue Bell, Pennsylvania 19424

                                 REQUIRED INFORMATION

                   Financial Statements and Supplemental Schedule

                                 Unisys Savings Plan

                       Years ended December 31, 2001 and 2000
                        with Report of Independent Auditors



                                        CONTENTS


Report of Independent Auditors                                         1

Audited Financial Statements:

Statements of Assets Available for Benefits                            2
Statements of Changes in Assets Available for Benefits                 3
Notes to Financial Statements                                          4


Supplemental Schedule:

Schedule H, Line 4i - Schedule of Assets (Held at End of Year)        10

Exhibit:

Consent of Independent Auditors

                               SIGNATURES

THE PLAN. Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan administrator has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                    UNISYS SAVINGS PLAN

                                                    UNISYS CORPORATION


Date:   June 10, 2002                        By:  /s/ Janet Brutschea Haugen
                                                  --------------------------
                                                  Janet Brutschea Haugen
                                                  Senior Vice President and
                                                  Chief Financial Officer

                            Report of Independent Auditors

Unisys Corporation
Employee Benefits Administrative Committee

We have audited the accompanying statements of assets available for benefits of the Unisys Savings Plan (the "Plan") as of December 31, 2001 and 2000, and the related statements of changes in assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for benefits of the Plan at December 31, 2001 and 2000, and the changes in its assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedule of assets (held at end of year) as of December 31, 2001, is presented for purposes of additional analysis and is not a required part of the financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.



Ernst & Young LLP
Philadelphia, Pennsylvania
May 3, 2002

                             Unisys Savings Plan
                 Statements of Assets Available for Benefits


                                                    December 31
                                                2001            2000
                                      ---------------------------------------
                                                    (In Thousands)

Investments at fair value:


Fidelity Mutual Funds                      $  1,776,829         $  2,059,840
Unisys Common Stock Funds                       211,510              262,009
Unisys Interest Income Fund                     391,456              377,906
Participants' Loans                              17,372               20,255
Frozen Investment Contracts                          23                   23
                                      ---------------------------------------
Assets available for benefits              $  2,397,190         $  2,720,033
                                      =======================================


See accompanying notes.

                              Unisys Savings Plan
            Statements of Changes in Assets Available for Benefits


                                             Year ended December 31
                                               2001           2000
                                         -----------------------------------
                                                   (In Thousands)


Additions:
  Interest and dividend income            $     69,014         $    215,566

Contributions:
  Employer                                      18,305               18,471
  Employee                                      83,766               88,260
                                         -----------------------------------
                                               102,071              106,731
                                         -----------------------------------
Total additions                                171,085              322,297
                                         -----------------------------------


Deductions:
  Benefit payments                             230,419              225,307
  Administrative and other expenses                109                  339
                                         -----------------------------------
Total deductions                               230,528              225,646
                                         -----------------------------------


Net depreciation in fair value
  of investments                              (263,434)            (538,201)
Transfers from purchased plans                      34                4,703
                                         -----------------------------------


Net decrease                                  (322,843)            (436,847)


Assets available for benefits:
  Beginning of year                          2,720,033            3,156,880
                                         -----------------------------------
  End of year                             $  2,397,190         $  2,720,033
                                         ===================================

See accompanying notes.

                              Unisys Savings Plan
                        Notes to Financial Statements
                              December 31, 2001


1. PLAN DESCRIPTION

The Unisys Savings Plan (the Plan) is a defined contribution plan that covers nonbargaining employees paid from a United States payroll of Unisys Corporation (the Company) and bargaining unit employees whose collective bargaining agreement provides for participation in the Plan. The Employee Benefits Administrative Committee is the Plan administrator. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

Participants should refer to the Plan document, summary plan description and their respective bargaining unit agreement, if applicable, for complete information.

CONTRIBUTIONS

Non-highly compensated employees may contribute up to 20% of their pretax compensation, as defined in the Plan. Highly compensated employees could contribute up to 12% and 18% of their pretax compensation, in 2000 and 2001, respectively, as defined in the Plan. The Plan allows the Company to make discretionary matching contributions, as determined by the Company's Board of Directors. The matching contribution is made in Company common stock and was 50% of the first 4% of pretax compensation contributed by the participant during 2001 and 2000. The Plan also allows for rollover contributions from other qualified defined contribution plans.

INVESTMENT OPTIONS

Participants may elect to have their current contributions and existing account balances invested in any one or more of the investment options offered and managed by Fidelity Management & Research Company and Fidelity Management Trust Company (Fidelity). Information regarding the investment options is provided to each participant through electronic media and prepared materials provided by the Company and in each investment fund's prospectus made available by Fidelity.

PARTICIPANT ACCOUNTS

Participant accounts are credited with requested pre-tax, after-tax, rollover, participant contributions, Company contributions and an allocation of investment income (losses), and they are charged with an allocation of administrative expenses. Allocations are based on participant earnings or account balances, as determined. The benefit to which a participant is entitled is equal to the vested portion of their account.

VESTING AND FORFEITURES

Plan participants are immediately vested in their account balances at all times.

DISTRIBUTIONS/WITHDRAWALS

On termination of service, a participant may receive a lump-sum amount equal to his or her account, or upon death, disability or retirement, elect to receive payments in the form of an annuity or annual installments over the participant's actuarially determined lifetime. Plan participants also may receive in-service withdrawals in certain circumstances as defined in the Plan. Loans are also available to Plan participants in accordance with Plan rules and procedures.

PLAN TERMINATION

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its matching contributions and/or to terminate the Plan at any time subject to the provisions of ERISA.

2. SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INVESTMENT VALUATION AND INCOME RECOGNITION

The Plan's investments are stated at fair value, except for the Unisys
Interest Income Fund which includes investments in guaranteed investment contracts issued principally by insurance companies and financial institutions which are valued at contract value as estimated by the insurance companies. Contract value represents contributions and reinvested income, less any withdrawals plus accrued interest, because these investments have fully benefit responsive features. All participant initiated transactions with the fund are permitted at contract value with no conditions, limits or restrictions. However, withdrawals influenced by Company-initiated events, such as in connection with the sale of a business, may result in a distribution at other than contract value. No reserves have been provided or are considered necessary against contract values for credit risk of contract issuers or otherwise. Contract value of these investment contracts approximates their fair value. Interest accrued on the contract balances, during 2001 and 2000, at rates ranging from 2.12% to 6.35% and from 5.02% to 8.71%, respectively. Interest rates are set at the time the contract is negotiated and, depending on the terms of the contract, are fixed through the maturity date or are re-set quarterly, semi-annually or annually. The average yield on the contracts was 6.51% and 6.24% for 2001 and 2000, respectively.

As of December 31, 2001 and 2000, because of the large number of investment contracts with numerous counterparties, the Plan had no significant concentrations of credit risk.

Shares of registered investment companies are valued at quoted market prices, which represent net asset values of shares held by the Plan at year-end. Shares of Unisys common stock are valued at the closing market price on the last day of the Plan year. Participant loans are valued at the outstanding principal balance, which approximates fair value.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is reported on the accrual basis. Dividends are recorded on the ex-dividend date. Realized gains and losses from securities sold are reported on an average cost basis.

Investments in Frozen Investment Contracts represent the cash balance from payments made to the Plan from the Conservation Estate of the Executive Life Insurance Company (ELIC) and from state guaranty associations in settlement of claims made by the Plan as a result of the insolvency of ELIC. The remaining cash balance at December 31, 2001 represents amounts that will be allocated to Plan participants or applied to pay administrative expense of the Plan.

RECLASSIFICATIONS

Certain prior-year amounts have been reclassified to conform with the 2001 presentation.

3. INVESTMENTS

The Plan's investments at December 31, 2001 and 2000 were held in trusts with Fidelity Management Trust Company, First Union National Bank, and Oriental Bank & Trust, each of which was established for the investment of the Plan's assets.

During 2001 and 2000, the Plan's investments (including investments purchased, sold, as well as held during the year) (depreciated) appreciated in fair value as follows (in thousands):


                                              2001                 2000
                                        --------------------------------------

Fidelity Mutual Funds                       $  (229,354)       $  (313,144)
Unisys Common Stock Funds                       (30,740)          (242,693)
Unisys U.S. Equity Index
  Commingled Pool Fund                           (3,528)            (3,108)
Frozen Investment Contracts                         188             20,744
                                        --------------------------------------
                                            $  (263,434)       $  (538,201)
                                        ======================================

Investments that represent 5% or more of fair value of the Plan's assets are as follows:

                                              2001                 2000
                                        --------------------------------------
*Unisys Stock Fund                          $   197,407        $   244,215
Unisys Interest Income Fund                     391,456            377,906
Fidelity Magellan Fund                          320,384            393,232
Fidelity Asset Manager Fund                     222,673            254,566
Fidelity Asset Manager Growth Fund              228,110            269,618
Fidelity Retirement Money Market
  Portfolio Fund                                153,369            140,912

*Nonparticipant-directed

The assets and significant components of the changes in assets relating to the non-participant-directed investments are as follows:


                                                      December 31
                                              2001                 2000
                                        --------------------------------------
                                                    (In Thousands)

Investments, at fair value:
  Unisys Stock Fund                         $   197,407        $   244,215
  Unisys Common Stock Fund                       14,044             17,731
  Interest-Bearing Cash                              59                 62
  Frozen Investment Contracts                        23                 23
                                        --------------------------------------
Total                                       $   211,533        $   262,031
                                        ======================================


                                               Year ended December 31
                                              2001                 2000
                                        --------------------------------------
                                                    (In Thousands)

Changes in assets:
  Interest and dividends                    $       203        $       829
  Net depreciation in
    fair value of investments                   (30,553)          (222,034)
  Contributions                                  21,583             23,859
  Benefit payments                              (13,400)           (19,717)
  Administrative and other expenses                 (12)               (14)
  Net transfers                                 (28,319)           (20,661)
                                        --------------------------------------
Total                                       $   (50,498)       $  (237,738)
                                        ======================================

At December 31, 2001, the Plan held 1,124,633 and 15,736,804 shares of Unisys Common Stock in the Unisys Common Stock Fund and Unisys Stock Fund, respectively. At December 31, 2000, the Plan held 1,212,376 and 16,411,373 shares of Unisys Common Stock in the Unisys Common Stock Fund and Unisys Stock Fund, respectively.

4. TAX STATUS OF THE PLAN

The Plan has received a determination letter from the Internal Revenue Service dated June 24, 1996, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code and, therefore, the related trusts are exempt from taxation. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan Administrator believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan is qualified and the related trusts are tax-exempt.

                               Supplemental Schedule
                                Unisys Savings Plan
                              EIN 38-0387840 Plan-004

                                 Schedule H, Line 4i-
                      Schedule of Assets (Held at End of Year)

                                            December 31, 2001

                                    Description of Investment
                                    Including Maturity Date,
Identity of Issue, Borrower,        Rate of Interest, Par or                             Current
Lessor or Similar Party             Maturity Value                   Cost                Value
----------------------------------------------------------------------------------------------------
*Fidelity Mutual Funds:
   Fidelity Fund                      691,165 shares             $   22,932,610       $   19,960,838
  Puritan Fund                        956,092 shares                 17,046,229           16,894,140
  Trend Fund                           68,737 shares                  4,008,723            3,370,876
  Ginnie Mae Portfolio Fund           754,551 shares                  8,130,872            8,194,427
  Magellan Fund                     3,074,112 shares                283,120,316          320,383,901
  Contra Fund                       1,852,550 shares                 85,704,564           79,233,578
  Equity Income Fund                  305,207 shares                 14,371,477           14,884,940
  Growth Company Fund                 797,440 shares                 54,833,097           42,439,756
  Investment Grade Bond Fund        1,137,390 shares                  8,270,657            8,348,445
  Growth & Income Portfolio Fund    1,259,407 shares                 45,846,611           47,076,620
  Intermediate Bond Fund              601,042 shares                  6,136,229            6,202,751
  Capital & Income Portfolio Fund     800,662 shares                  7,163,962            5,428,491
  Value Fund                          530,391 shares                 25,806,939           27,320,466
  Mortgage Securities
     Portfolio Fund                   341,365 shares                  3,695,671            3,717,462
  Government Securities Fund        1,060,843 shares                 10,473,914           10,576,601
  Independence Fund                   760,966 shares                 17,632,810           12,000,437
  Over-The-Counter Portfolio Fund     723,898 shares                 32,708,048           22,563,907
  Overseas Fund                       249,373 shares                  8,403,388            6,837,812
  Europe Fund                         294,625 shares                  8,563,253            7,294,911
  Pacific Fund                        292,224 shares                  5,203,484            4,047,299
  Real Estate Investment
     Portfolio Fund                   405,192 shares                  7,110,798            7,504,156
  Balanced Fund                       822,081 shares                 12,122,105           12,249,003
  International Growth &
      Income Fund                     299,860 shares                  6,376,710            5,625,372
  Capital Appreciation Fund           347,639 shares                  7,739,474            7,143,989
  Conv. Securities Fund               547,781 shares                 11,698,964           10,900,834
  Canada Fund                          57,900 shares                  1,168,044            1,098,367
  Utilities Fund                      949,618 shares                 18,186,197           12,810,340
  Blue Chip Fund                    1,720,760 shares                 69,802,383           73,889,426
  Asset Manager Fund               14,365,981 shares                234,400,547          222,672,699
  Disciplined Equity Fund             240,387 shares                  6,123,835            5,312,557
  Low-Priced Fund                   1,156,970 shares                 28,262,315           31,724,122
  Worldwide Fund                      410,042 shares                  6,323,365            6,011,212
  Equity Income II Fund             1,729,329 shares                 40,767,571           36,367,787
  Stock Selector Fund                 408,975 shares                 10,213,531            8,641,644
  Asset Manager Growth Fund        15,907,236 shares                254,355,373          228,109,767
  Emerging Markets Fund               155,160 shares                  1,689,812            1,210,250
  Emerging Markets Growth Fund      1,850,971 shares                 81,004,292           35,205,474
  Diversified International Fund      681,976 shares                 12,882,375           13,012,103
  Asset Manager Income Fund         2,958,271 shares                 33,932,713           33,517,211
  Diversified Growth Fund           1,548,985 shares                 41,961,536           43,882,752
  New Markets Income Fund             330,333 shares                  3,758,574            3,603,936
  Export & Multinational Fund         240,691 shares                  4,521,929            4,084,534
  Global Balanced Fund                 59,105 shares                    909,643              944,491
  Aggressive International Fund       102,818 shares                  1,647,343            1,241,011
  Small Capital Stock Fund            690,534 shares                 10,099,417           11,600,973
  Mid-Capital Stock Fund            1,137,872 shares                 27,468,075           25,681,767
  Large-Capital Stock Fund            238,300 shares                  4,447,921            3,469,653
  Europe Capital Appreciation
     Stock Fund                       145,150 shares                  2,747,641            2,394,980
  Latin America Fund                   73,043 shares                  1,025,557              877,243
  Japan Fund                          444,987 shares                  7,356,164            4,049,378
  Southeast Asia Fund                  96,049 shares                  1,183,940            1,054,613
  Freedom Income Fund                  62,201 shares                    693,679              679,858
  Freedom 2000 Fund                    53,299 shares                    638,880              614,010
  Freedom 2010 Fund                   243,502 shares                  3,341,323            3,070,566
  Freedom 2020 Fund                   157,803 shares                  2,375,474            1,985,165
  Freedom 2030 Fund                   147,501 shares                  2,237,286            1,852,616
  Target Timeline 2003 Fund           110,842 shares                  1,046,179            1,055,219
  Spartan Total Market Index Fund     105,648 shares                  3,542,420            3,122,950
  Spartan Extended Market
     Index Fund                        53,422 shares                  1,612,722            1,266,104
  Spartan International
     Market Index Fund                 29,034 shares                    937,716              709,579
  Short-Term Bond Fund                452,827 shares                  3,971,456            3,984,877
  Global Bond Fund                    232,806 shares                  2,191,091            1,857,796
  Fifty Fund                          212,790 shares                  4,162,079            3,430,170
  U.S. Bond Index Portfolio Fund    1,731,779 shares                 18,434,715           18,703,215
  Institutional Short-Intermed.
     Gov't. Portfolio                 247,610 shares                  2,311,474            2,339,911
                                                                 -----------------------------------
                                                                  1,668,837,492        1,567,341,338

*Fidelity Money Market Funds:
  Retirement Money Market
     Portfolio Fund               153,369,266 shares                153,369,266          153,369,266
  Retirement Gov't. Money
     Market Portfolio Fund         30,741,002 shares                 30,741,002           30,741,002
                                                                 -----------------------------------
                                                                    184,110,268          184,110,268

*Fidelity U.S. Equity Index
  Commingled Pool Fund                751,943 units                  20,067,959           25,378,086
                                                                 -----------------------------------
Total Fidelity Mutual Funds                                       1,873,015,719        1,776,829,692


*Unisys Common Stock Funds:
  Unisys Common Stock Fund          1,119,949 shares                 10,677,459           14,044,162
  Unisys Stock Fund                10,133,827 shares                251,416,277          197,406,952
  Interest-Bearing Cash                59,094 shares                     59,094               59,094
                                                                 -----------------------------------
Total Unisys Common Stock Funds                                     262,152,830          211,510,208

*Unisys Interest Income Fund:
  CDC                              #BR-137-02;  5.62%                 6,018,904            6,018,904
  Comb Ins                           #CG-1086;  6.35%                 7,587,873            7,587,873
  Fidelity Stif                Cash Portfolio;  2.12%                 6,795,518            6,795,518
  Chase Manhattan Bank                #400971;  6.09%                 5,004,938            5,004,938
  Chase Manhattan Bank                #430126;  6.19%                86,578,054           86,578,054
  Monumental Life
     Insurance Company              #MDA134TR;  6.18%                86,634,330           86,634,330
  Rabobank Nederland              #UNI-119802;  5.69%                 4,500,040            4,500,040
  Radobank Nederland              #UNI-119801;  5.59%                 5,033,892            5,033,892
  Rabobank Nederland              #UNI-129901;  6.18%                86,635,729           86,635,729
  State Street Bank &
     Trust Company                     #98152;  5.99%                 6,005,005            6,005,005
  UBS Warburg                           #2530;  5.72%                 4,025,933            4,025,933
  UBS Warburg                           #3041;  6.18%                86,635,616           86,635,616
                                                                 -----------------------------------
                                                                    391,455,832          391,455,832

*Participants' Loans                                                          -           17,371,633
Frozen Investment Contracts                                              22,600               22,600
                                                                 -----------------------------------
Total                                                            $2,526,646,981       $2,397,189,965
                                                                 ===================================
*Party-In-Interest.

                     Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-56038 and Form S-8 No. 333-87411) pertaining to the Unisys Savings Plan of Unisys Corporation of our report dated May 3, 2002, with respect to the financial statements and schedule of the Unisys Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.



Ernst & Young LLP
Philadelphia, Pennsylvania
June 6, 2002